Collaborative Agreement

Date: Jan 18, 2001

Part A: Shanghai Broadband Network Inc.
Part B: Shanghai Information Plaza Enterprise Development Ltd.

To support part A's business of developing broadband network services in Shanghai area, part B is agreed to completely transfer the advanced benefits of using broadband network stated in the agreement signed together with The Information Leading Group Office Technology Center.

Part A is agreed to pay for the transferring fee of US$200,000. The payment will be in RMB currency.

Part B will continue to coordinate the broadband network usage during the cooperative period.

Part A: Shanghai Broadband Network Inc.

Representative:

Part B: Shanghai Information Plaza Enterprise Development Ltd.

Representative:

Business License

Name of the company: Shanghai Broadband Network Inc.

Address of the company:        A-83, Pudong Software Garden, 498 Guo Shou Jing Rd, Zhangjiang High Tech District, Shanghai

Type of the company:           Joint-venture enterprise

Registered capital:               US$ One million

Chairman of board:              Yu Guo Zhang

Vise chairman of board:

General manager:                Yu Guo Zhang

Vise general manager:            Jian Hua Li

In business valid time:            Start: Sept 26, 2000                     End: Sept 25, 2020

Business license valid time:       Start: Sept 26, 2000                     End: Sept 25, 2001

Awarded by: Industrial and commercial administration bureau of the People's Republic of China

Chief Officer:

License number: 15000002200009260021
Company's code: 15000002200009260033